UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________________
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
_______________________
Date of Report (Date of earliest event reported): February 18, 2015

PLEXUS CORP.
________________________________________________________________________
(Exact name of registrant as specified in its charter)
Wisconsin                 001-14423                 39-1344447
(State or other jurisdiction             (Commission             (I.R.S. Employer
of incorporation)                File Number)             Identification No.)
One Plexus Way, Neenah, Wisconsin                 54957
(Address of principal executive offices)          (Zip Code)

Registrant’s telephone number, including area code:
(920) 969-6000
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.
Plexus Corp. (the “Company”) held its 2015 Annual Meeting of Shareholders on February 18, 2015 (the “Annual Meeting”). Below are the voting results from the Annual Meeting:
Proposal 1:    The ten management nominees for election to the Board of Directors were elected by the Company’s shareholders with the following votes:

Director’s Name	Authority Granted to Vote “For”	Authority Withheld
Ralf R. Boër	27,933,897	1,268,391
Stephen P. Cortinovis	27,935,319	1,266,969
David J. Drury	27,929,783	1,272,505
Joann M. Eisenhart	28,924,238	278,050
Dean A. Foate	27,870,232	1,332,056
Rainer Jueckstock	28,528,488	673,800
Peter Kelly	28,362,274	840,014
Phil R. Martens	28,359,900	842,388
Michael V. Schrock	28,529,509	672,779
Mary A. Winston	28,362,889	839,399

* * *

Broker non-votes:    2,345,850 in the case of each director

Proposal 2:     The Company’s shareholders ratified the selection of PricewaterhouseCoopers LLP as the Company’s independent auditors for fiscal 2015 with the following votes:

For: 30,977,867        Against: 549,820        Abstain: 20,451

Broker non-votes: 0

Proposal 3:    The advisory proposal to approve the compensation of the Company’s named executive officers, as disclosed in “Compensation Discussion and Analysis” and “Executive Compensation” in the Company’s Proxy Statement for the Annual Meeting, received the following votes:

For: 27,718,169        Against: 1,424,553        Abstain: 59,566

Broker non-votes: 2,345,850

* * * * *

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 19, 2015	PLEXUS CORP.
(Registrant)

	By:	/s/ Angelo M. Ninivaggi
Angelo M. Ninivaggi
Senior Vice President, Chief Administrative
Officer, General Counsel and Secretary

3